Exhibit 99.1

Volt Information Sciences Reports Fiscal 2017 Fourth Quarter and Full Year
Financial Results

NEW YORK, NY, January 12, 2018 – Volt Information Sciences, Inc. (“Volt” or “the Company”) (NYSE-AMERICAN: VISI), an international provider of staffing services and managed service programs, today reported results for its fiscal 2017 fourth quarter and full year ended October 29, 2017. Key highlights include:
•
Fourth quarter net revenue of $288.5 million, down 15.5% year-over-year; on a same-store basis, net revenue declined 11.3% year-over-year excluding net revenue contributed from businesses sold or exited during the past year and the effect of foreign exchange rate fluctuations; Full-year net revenue of $1,194.4 million, down 10.5% year-over-year and down 6.6% year-over-year on a same-store basis

•	Fourth quarter gross margin percentage of 16.5%, down 14 basis points year-over-year; Full year gross margin percentage of 15.7% increased 52 basis points year-over-year
•	Completed the sale of the quality assurance business of the Technology Outsourcing Services and Solutions segment, a non-core business, which resulted in net cash proceeds of $66.8 million
•	Received $5 million in net cash as part of early payment of note and a settlement agreement with NewNet Communications Technologies, LLC
•	Reduced debt balance by $50.0 million from the prior quarter, ending the year with a total debt balance of $50.0 million

Commenting on Volt’s performance, Michael Dean, President and CEO, said, “Volt’s full year results showed continued evidence of improvement in several key financial and operational metrics. I am pleased our focus on higher margin business resulted in expanding our gross margins by 52 basis points year-over-year to 15.7%. In addition, our ongoing focus on achieving operational efficiencies and cost containment has continued to deliver lower selling, administrative and other operating costs.”

Mr. Dean continued, “The turnaround strategy that we have executed over the past two years has successfully helped us address many of Volt’s operational challenges and we have a strong foundation from which we continue to build. During this time, we have dramatically simplified our operating structure through the sale of non-core assets, which has strengthened our balance sheet and liquidity position. At the same time, we have also been successful in streamlining our cost structure and gross margins continue to improve. While much has been accomplished, we now must ensure our efforts and investments convert to topline growth, as well as continue to explore a broad range of opportunities to enhance shareholder value. I look forward to overcoming Volt’s remaining challenges and emerging as a stronger company.”

Fiscal 2017 Fourth Quarter Results
Total revenue for the fiscal 2017 fourth quarter was $288.5 million, down $53.1 million, or 15.5%, compared to $341.6 million in the fourth quarter of fiscal 2016. On a same-store basis, net revenue declined 11.3% year-over-year excluding net revenue contributed from businesses sold or exited during the past year and the effect of currency fluctuations.

Volt Information Sciences Reports Fiscal 2017 Fourth Quarter and Full Year Results
January 12, 2018

North American Staffing revenue, which provides a broad spectrum of contingent staffing, direct placement, recruitment process outsourcing and other employment services, was $224.2 million, a $31.0 million, or 12.1% decrease compared to North American Staffing revenue of $255.2 million in the fourth quarter of fiscal 2016. The decline was primarily driven by lower demand from customers in both professional and commercial job families, as well as customers experiencing decreased demand for their services and changes in their staffing models.

International Staffing revenue, which includes the Company’s contingent staffing, direct placement and managed service programs businesses in Europe and Asia, was $30.2 million, a $1.5 million, or 4.9% decrease compared to $31.7 million from the fourth quarter of fiscal 2016, primarily as a result of softening economic demand in the United Kingdom.

Technology Outsourcing Services and Solutions revenue, which provides quality assurance, business intelligence and analytics and customer service support for companies in a variety of industries, was $26.4 million, down $4.1 million, or 13.7%, compared to $30.5 million in the prior year period, primarily due to lower volume in quality assurance testing services, which was sold at the end of the quarter. While the overall segment was down year-over-year, the remaining call center business experienced sequential revenue growth in the fourth quarter as well as year-over-year revenue growth in fiscal 2017.

Corporate and Other revenue, which now primarily consists of the Company’s North American managed service business was $9.7 million, down $17.9 million, or 65.0%, compared to $27.6 million in the fourth quarter of fiscal 2016. The year-over-year revenue decline was primarily driven by the impact from the sale of Maintech, which occurred early in the second quarter of 2017. On a same-store basis, excluding businesses sold or exited of $17.6 million, Corporate and Other revenue decreased $0.3 million, or 3.6%, year-over-year.

Selling, administrative and other operating costs in the fourth quarter of fiscal 2017 decreased $0.5 million, or 1.0%, to $50.1 million from $50.6 million in the fourth quarter of fiscal 2016. This decrease was primarily due to ongoing cost reductions throughout the business as well as the sale of Maintech. These decreases were partially offset by higher depreciation and software license expenses related to completion of the first phase of the upgrade of the Company’s back-office financial suite and information technology tools.

Income from continuing operations of $39.8 million in the fourth quarter of fiscal 2017 increased $37.0 million from $2.8 million in the fourth quarter of fiscal 2016. The increase was primarily due to the aforementioned gain on the sale of the Company’s quality assurance testing division of the Technology Outsourcing Services and Solutions segment for $48.0 million.

Adjusted EBITDA, which is a Non-GAAP measure, was $0.1 million in the fiscal 2017 fourth quarter, down $7.9 million from $8.0 million (Non-GAAP) in the year ago period. Adjusted EBITDA excludes the impact of special items, interest expense, income taxes, depreciation and amortization expense, other income/loss and share-based compensation expense. For a reconciliation of the GAAP and Non-GAAP financial results, please see the tables at the end of this press release.

Volt Information Sciences Reports Fiscal 2017 Fourth Quarter and Full Year Results
January 12, 2018

Fiscal 2017 Full Year Results
Total revenue for the full year of fiscal 2017 was $1,194.4 million, down $140.3 million, or 10.5%, compared to total revenue of $1,334.7 million for the full year of fiscal 2016. On a same-store basis, net revenue declined 6.6% year-over-year excluding net revenue contributed from businesses sold or exited during the past year and the effect of currency fluctuations.

North American Staffing revenue was $919.3 million, down $75.0 million or 7.6%, compared to $994.3 million for the full year of fiscal 2016. International Staffing revenue was $119.8 million, down $11.7 million or 8.9%, from $131.5 million in the prior year period.

Technology Outsourcing Services and Solutions revenue was $100.8 million, down $5.8 million or 5.4%, from $106.6 million for the full year of fiscal 2016. Corporate and Other revenue was $61.0 million, down $53.8 million or 46.8%, from $114.8 million in the prior year period. The year-over-year revenue decline was primarily driven by the sale of Maintech. On a same-store basis, excluding businesses sold or exited, Corporate and Other revenue decreased $5.3 million, or 12.4%, year-over-year.

Selling, administrative and other operating costs of $197.1 million for the full year of fiscal 2017 decreased $6.8 million, or 3.3%, from $203.9 million for the full year of fiscal 2016. The decrease was primarily due to ongoing cost reductions in all areas of the business, the sale of Maintech and the release of a reserve related to the dissolution of the Employee Welfare Medical Trust.  These decreases were partially offset by higher depreciation and software license expenses related to completion of the first phase of the upgrade of the Company’s back-office financial suite and information technology tools.

Income from continuing operations of $28.8 million for the full year of fiscal 2017 increased by $43.4 million from a loss of $14.6 million for the full year of fiscal 2016. Net income included $3.1 million of restructuring and severance costs and settlement charges, offset by a $52.0 million gain on the sale of Maintech, a non-core business and the sale of the quality assurance business of the Technology Outsourcing Services and Solutions segment.

Adjusted EBITDA, which is a Non-GAAP measure, was a negative $0.9 million for the full year of fiscal 2017, down $6.9 million, from a positive $6.0 million (Non-GAAP) in the year ago period. Adjusted EBITDA excludes the impact of special items, interest expense, income taxes, depreciation and amortization expense, other income/loss and share-based compensation expense. For a reconciliation of the GAAP and Non-GAAP financial results, please see the tables at the end of this press release.

Liquidity
As of January 5, 2018, the Company had $87.4 million of global liquidity as compared to $94.8 million at October 29, 2017.

Corporate Developments
During the fourth quarter, the Company completed the sale of its quality assurance business, a part of its Technology Outsourcing Services and Solutions segment, which resulted in net cash proceeds of $66.8 million. The Company recognized a gain of $48.0 million in connection with the sale and utilized tax loss carryforwards to eliminate all federal income tax.

Volt Information Sciences Reports Fiscal 2017 Fourth Quarter and Full Year Results
January 12, 2018

On October 27, 2017, the Company entered into a settlement agreement with NewNet Communication Technologies, LLC (“NewNet”) and the Company’s affiliate Volt Delta Resource Holdings, Inc. (“Volt Delta”). The settlement related to the Company’s December 2014 sale of its Computer Systems segment, Volt Delta, to NewNet. The net result is the Company received cash from NewNet of $5.0 million on October 27, 2017, as well as a $1.0 million promissory note maturing no later than January 31, 2018.

Conference Call and Webcast
A conference call and simultaneous webcast to discuss the fiscal 2017 fourth quarter and full year financial results will be held today at 1:00 p.m. Eastern Time / 10:00 a.m. Pacific Time. Volt’s President and CEO Michael Dean and CFO Paul Tomkins will host the conference call. Participants may listen in via webcast by visiting the Investor & Governance section of Volt’s website at www.volt.com. Please go to the website at least 15 minutes early to register, download and install any necessary audio software. The conference call can also be accessed by dialing 877-407-9039 (201-689-8470 for international callers) and reference the “Volt Information Sciences Earnings Conference Call.”

Following the call, an audio replay will be available beginning Friday, January 12, 2018 at 4:00 p.m. Eastern Time through Friday, January 26, 2018 at 11:59 p.m. Eastern Time. To access the replay, dial 844-512-2921 (412-317-6671 for international callers) and enter the Conference ID # 13674642. A replay of the webcast will also be available for 90 days upon completion of the call, accessible through the Company’s website at www.volt.com in the Investors & Governance section.

About Volt Information Sciences, Inc.
Volt Information Sciences, Inc. is a global provider of staffing services (traditional time and materials-based as well as project-based) and managed staffing service programs. Our staffing services consists of workforce solutions that include providing contingent workers, personnel recruitment services, and managed services programs supporting primarily professional administration, technical, information technology, light-industrial and engineering positions. Our managed staffing service programs involves managing the procurement and on-boarding of contingent workers from multiple providers. Our technology outsourcing services consisted primarily of customer care services and quality assurance services; however only the call center services will remain following the sale of the quality assurance business on October 27, 2017. Our complementary businesses offer customized talent and supplier management solutions to a diverse client base. Volt services global industries including aerospace, automotive, banking and finance, consumer electronics, information technology, insurance, life sciences, manufacturing, media and entertainment, pharmaceutical, software, telecommunications, transportation, and utilities. For more information, visit www.volt.com.
Forward-Looking Statements
This press release contains forward-looking statements that are subject to a number of known and unknown risks, including, among others, general economic, competitive and other business conditions, the degree and timing of customer utilization and rate of renewals of contracts with the Company, and the degree of success of business improvement initiatives that could cause actual results, performance and achievements to differ materially from those described or implied in the forward-looking statements.

Volt Information Sciences Reports Fiscal 2017 Fourth Quarter and Full Year Results
January 12, 2018

Information concerning these and other factors that could cause actual results to differ materially from those in the forward-looking statements are contained in company reports filed with the Securities and Exchange Commission.  Copies of the Company’s latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission, are available without charge upon request to Volt Information Sciences, Inc., 1133 Avenue of the Americas, New York, New York 10036, Attention: Shareholder Relations. These and other SEC filings by the Company are also available to the public over the Internet at the SEC’s website at http://www.sec.gov and at the Company’s website at http://www.volt.com in the Investor & Governance section.

Investor Contacts:
Volt Information Sciences, Inc.
voltinvest@volt.com

Lasse Glassen
Addo Investor Relations
lglassen@addoir.com
424-238-6249

--Financial Tables to Follow--

Volt Information Sciences Reports Fiscal 2017 Fourth Quarter and Full Year Results
January 12, 2018

Results of Operations
(in thousands, except per share data)
	Three Months Ended			Twelve Months Ended
	October 29, 2017	July 30, 2017	October 30, 2016	October 29, 2017	October 30, 2016

Net revenue	$288,483	$289,924	$341,578	$1,194,436	$1,334,747
Cost of services	240,816	244,205	284,651	1,007,041	1,132,253
Gross margin	47,667	45,719	56,927	187,395	202,494

Expenses:
Selling, administrative and other operating costs	50,138	46,931	50,636	197,130	203,930
Restructuring and severance costs	307	249	1,181	1,379	5,752
Settlement and impairment charges	1,404	-	364	1,694	364
Gain from divestitures	(48,033)	-	-	(51,971)	(1,663)
Total expenses	3,816	47,180	52,181	148,232	208,383

Operating income (loss)	43,851	(1,461)	4,746	39,163	(5,889)

Interest income (expense), net	(1,026)	(976)	(813)	(3,751)	(3,159)
Foreign exchange gain (loss), net	(218)	(1,730)	(565)	(1,637)	(1,803)
Other income (expense), net	(375)	(277)	(443)	(1,562)	(1,544)
Income (loss) before income taxes	42,232	(4,444)	2,925	32,213	(12,395)
Income tax provision	2,458	1,074	138	3,388	2,175
Income (loss) from continuing operations	39,774	(5,518)	2,787	28,825	(14,570)
Loss from discontinued operations	(1,693)	-	-	(1,693)	-
Net income (loss)	$38,081	$(5,518)	$2,787	$27,132	$(14,570)

Per share data:
Basic:
Income (loss) from continuing operations	$1.90	$(0.26)	$0.13	$1.38	$(0.70)
Loss from discontinued operations	(0.08)	-	-	(0.08)	-
Net income (loss)	$1.82	$(0.26)	$0.13	$1.30	$(0.70)
Weighted average number of shares	20,967	20,963	20,852	20,942	20,831

Diluted:
Income (loss) from continuing operations	$1.90	$(0.26)	$0.13	$1.37	$(0.70)
Loss from discontinued operations	(0.08)	-	-	(0.08)	-
Net income (loss)	$1.82	$(0.26)	$0.13	$1.29	$(0.70)
Weighted average number of shares	20,982	20,963	21,762	21,017	20,831

Segment data:

Net revenue:
North American Staffing	$224,219	$229,372	$255,160	$919,260	$994,346
International Staffing	30,163	29,018	31,730	119,762	131,496
Technology Outsourcing Services and Solutions	26,354	24,323	30,533	100,847	106,585
Corporate and Other	9,654	9,042	27,571	61,025	114,772
Eliminations	(1,907)	(1,831)	(3,416)	(6,458)	(12,452)
Net revenue	$288,483	$289,924	$341,578	$1,194,436	$1,334,747

Operating income (loss):
North American Staffing	$5,526	$5,741	$10,615	$17,153	$23,170
International Staffing	944	731	785	2,848	2,357
Technology Outsourcing Services and Solutions	2,321	972	3,087	5,954	5,498
Corporate and Other	(12,973)	(8,905)	(9,741)	(38,763)	(38,577)
Gain from divestitures	48,033	-	-	51,971	1,663
Operating income (loss)	$43,851	$(1,461)	$4,746	$39,163	$(5,889)

Work days	64	63	64	251	251

Effective in the first quarter of fiscal 2017, in an effort to simplify and refine our internal reporting, the Company modified its intersegment sales structure between North American Staffing and Technology Outsourcing Services and Solutions segments. Accordingly, all prior periods have been recast to reflect the current segment presentation.

Volt Information Sciences Reports Fiscal 2017 Fourth Quarter and Full Year Results
January 12, 2018

Condensed Consolidated Statements of Cash Flows
(in thousands)
	Twelve Months Ended
	October 29, 2017	October 30, 2016

Cash and cash equivalents, beginning of the period	$6,386	$10,188

Cash used in all other operating activities	(9,586)	(8,687)
Changes in operating assets and liabilities	14,155	1,076
Net cash provided by (used in) operating activities	4,569	(7,611)

Proceeds from divestitures	81,102	36,648
Net cash used in all other investing activities	(8,436)	(17,808)
Net cash provided by investing activities	72,666	18,840

Repayment of long-term debt	-	(7,295)
Net repayment of borrowings	(47,050)	(2,950)
Net cash provided by (used in) all other financing activities	(1,240)	(1,141)
Net cash used in financing activities	(48,290)	(11,386)

Effect of exchange rate changes on cash and cash equivalents	1,746	(3,645)

Net increase (decrease) in cash and cash equivalents	30,691	(3,802)

Cash and cash equivalents, end of the period	$37,077	$6,386

Cash paid during the period:
Interest	$3,840	$3,305
Income taxes	$3,521	$4,316

Volt Information Sciences Reports Fiscal 2017 Fourth Quarter and Full Year Results
January 12, 2018

Condensed Consolidated Balance Sheets
(in thousands, except share amounts)
	October 29, 2017	October 30, 2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$37,077	$6,386
Restricted cash and short-term investments	20,544	13,948
Trade accounts receivable, net of allowances of $1,249 and $801, respectively	173,818	193,866
Recoverable income taxes	1,643	16,979
Other current assets	11,755	11,806
Assets held for sale	-	17,580
TOTAL CURRENT ASSETS	244,837	260,565
Other assets, excluding current portion	10,851	25,767
Property, equipment and software, net	29,121	30,133
TOTAL ASSETS	$284,809	$316,465

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accrued compensation	$24,504	$29,147
Accounts payable	36,895	32,425
Accrued taxes other than income taxes	20,467	22,791
Accrued insurance and other	30,282	34,306
Short-term borrowings	50,000	2,050
Income taxes payable	808	-
Liabilities held for sale	-	5,760
TOTAL CURRENT LIABILITIES	162,956	126,479
Accrued insurance and other, excluding current portion	10,828	9,999
Deferred gain on sale of real estate, excluding current portion	24,162	26,108
Income taxes payable, excluding current portion	1,663	6,777
Deferred income taxes	1,206	3,137
Long-term debt	-	95,000
TOTAL LIABILITIES	200,815	267,500

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Preferred stock, par value $1.00; Authorized - 500,000 shares; Issued - none	-	-
Common stock, par value $0.10; Authorized - 120,000,000 shares; Issued - 23,738,003 shares; Outstanding - 21,026,253 and 20,917,500 shares, respectively	2,374	2,374
Paid-in capital	78,645	76,564
Retained earnings	45,843	21,000
Accumulated other comprehensive loss	(5,261)	(10,612)
Treasury stock, at cost; 2,711,750 and 2,820,503 shares, respectively	(37,607)	(40,361)
TOTAL STOCKHOLDERS’ EQUITY	83,994	48,965
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$284,809	$316,465

Volt Information Sciences Reports Fiscal 2017 Fourth Quarter and Full Year Results
January 12, 2018

GAAP to Non-GAAP Reconciliations

(in thousands)

	Three Months Ended
	October 29, 2017		October 30, 2016
Reconciliation of GAAP income from continuing operations to Non-GAAP net income (loss) from continuing operations:
GAAP income from continuing operations	$39,774		$2,787
Selling, administrative and other operating costs	(486)	(a)	(486)	(a)
Restructuring and severance costs	307	(b)	1,181	(b)
Settlement and impairment charges	1,404	(c)	364	(e)
Gain from divestitures	(48,033)	(d)	-
Non-GAAP income (loss) from continuing operations	$(7,034)		$3,846

	Three Months Ended
	October 29, 2017		October 30, 2016
Reconciliation of GAAP income from continuing operations to Adjusted EBITDA:
GAAP income from continuing operations	$39,774		$2,787
Selling, administrative and other operating costs	(486)	(a)	(486)	(a)
Restructuring and severance costs	307	(b)	1,181	(b)
Settlement and impairment charges	1,404	(c)	364	(e)
Gain from divestitures	(48,033)	(d)	-
Depreciation and amortization	2,407		1,428
Share-based compensation expense	644		808
Total other (income) expense, net	1,619		1,821
Provision for income taxes	2,458		138
Adjusted EBITDA	$94		$8,041

Special item adjustments consist of the following:
(a)	Relates to the amortization of the gain on the sale of the Orange, CA facility, which is included in Selling, administrative and other operating costs.
(b)	Relates primarily to Company-wide cost reduction plan implemented in the first quarter of fiscal 2016.
(c)	Relates to the settlement charge associated with the early payment of the NewNet note.
(d)	Relates to the gain on the sale of the quality assurance division of the Technology Outsourcing Services and Solutions segment.
(e)	Relates to impairment of capitalized software.

Volt Information Sciences Reports Fiscal 2017 Fourth Quarter and Full Year Results
January 12, 2018

GAAP to Non-GAAP Reconciliations

(in thousands)

	Twelve Months Ended
	October 29, 2017		October 30, 2016
Reconciliation of GAAP income from continuing operations to Non-GAAP net income (loss) from continuing operations:
GAAP income from continuing operations	$28,825		$(14,570)
Selling, administrative and other operating costs	(1,944)	(a)	(317)	(f)
Restructuring and severance costs	1,379	(b)	5,752	(b)
Settlement and impairment charges	1,694	(c)	364	(g)
Gain from divestitures	(51,971)	(d)	(1,663)	(h)
Income tax benefit	(1,283)	(e)	-
Non-GAAP income (loss) from continuing operations	$(23,300)		$(10,434)

	Twelve Months Ended
	October 29, 2017		October 30, 2016
Reconciliation of GAAP income from continuing operations to Adjusted EBITDA:
GAAP income from continuing operations	$28,825		$(14,570)
Selling, administrative and other operating costs	(1,944)	(a)	(317)	(f)
Restructuring and severance costs	1,379	(b)	5,752	(b)
Settlement and impairment charges	1,694	(c)	364	(g)
Gain from divestitures	(51,971)	(d)	(1,663)	(h)
Depreciation and amortization	8,025		5,969
Share-based compensation expense	2,755		1,828
Total other (income) loss, net	6,950		6,506
Provision for income taxes	3,388		2,175
Adjusted EBITDA	$(899)		$6,044

Special item adjustments consist of the following:
(a)	Relates to the amortization of the gain on the sale of the Orange, CA facility, which is included in Selling, administrative and other operating costs.
(b)	Relates primarily to Company-wide cost reduction plan implemented in the first quarter of fiscal 2016.
(c)	Relates to the settlement charge associated with the early payment of the NewNet note and impairment of previously purchased software module no longer in use.
(d)	Relates to the sale of Maintech, a non-core business and the sale of the quality assurance division of the Technology Outsourcing Services and Solutions segment.
(e)
Relates to a discrete tax benefit resulting from the resolution of uncertain tax positions upon the completion and effective settlement of the IRS audit of the Company’s fiscal 2004 through 2010 federal tax and associated state tax audits.

(f)
Relates primarily to the amortization of the gain on the sale of the Orange, CA facility partially offset by consultants and professional fees incurred to attract world class executive talent and implementing a pay for performance annual incentive plan.

(g)	Relates to previously purchased software module that is no longer in use.
(h)	Relates to the gain on the sale of the San Diego, CA facility.

Volt Information Sciences Reports Fiscal 2017 Fourth Quarter and Full Year Results
January 12, 2018

Note Regarding the Use of Non-GAAP Financial Measures
The Company has provided certain Non-GAAP financial information, which includes adjustments for special items and certain line items on a constant currency basis, as additional information for its segment revenue, consolidated net income (loss), segment operating income (loss) and Adjusted EBITDA.  These measures are not in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from Non-GAAP measures reported by other companies.
The Company believes that the presentation of Non-GAAP measures on a constant currency basis and eliminating special items provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations because they permit evaluation of the results of the Company without the effect of currency fluctuations or special items that management believes make it more difficult to understand and evaluate the Company’s results of operations. Special items include impairments, restructuring and severance as well as certain income or expenses not indicative of the Company’s current or future period performance and are more fully disclosed in the tables.
Adjusted EBITDA is defined as earnings or loss before interest, income taxes, depreciation and amortization (“EBITDA”) adjusted to exclude share-based compensation expense as well as the special items described above.
Adjusted EBITDA is a performance measure rather than a cash flow measure.  The Company believes the presentation of Adjusted EBITDA is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management.
Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, analysis of the Company’s results of operations and operating cash flows as reported under GAAP. For example, Adjusted EBITDA: does not reflect capital expenditures or contractual commitments; does not reflect changes in, or cash requirements for, the Company’s working capital needs; does not reflect the interest expense, or the cash requirements necessary to service the interest payments, on the Company’s debt; and does not reflect cash required to pay income taxes.
The Company’s computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies because all companies do not calculate these measures in the same fashion.